CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form N01A of our report dated June 6, 2003, relating to the financial statement and financial highlights which appears in the April 30, 2003 Annual Report of National Asset Management Core Equity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
August 25, 2003